                         WELLPOINT HEALTH NETWORKS INC.
               EXHIBIT 12.1 - STATEMENT REGARDING COMPUTATION OF
                      RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                         Three Months
                                                                                             Ended
(Dollars in millions)                          Year Ended December 31,                     March 31,
                                ---------------------------------------------------    -----------------
                                  1996       1995       1994      1993        1992      1997      1996
                                -------    -------    -------    -------    -------    ------    -------
Earnings from continuing
  operations before
  income taxes                  $ 339.5    $ 302.8    $ 352.0    $ 291.8    $ 289.1    $ 85.3    $ 101.0
Interest on borrowings             36.6          -          -          -          -      10.8          -
One-third of rents                  6.1        6.2        5.8        4.3        4.1       2.2        1.1
                                -------    -------    -------    -------    -------    ------    -------
     Earnings                   $ 382.2    $ 309.0    $ 357.8    $ 296.1    $ 293.2    $ 98.3    $ 102.1
                                =======    =======    =======    =======    =======    ======    =======

Interest on borrowings          $  36.6    $     -    $     -    $     -    $     -    $ 10.8    $     -
One-third of rents                  6.1        6.2        5.8        4.3        4.1       2.2        1.1
                                -------    -------    -------    -------    -------    ------    -------
     Fixed Charges              $  42.7    $   6.2    $   5.8    $   4.3    $   4.1    $ 13.0    $   1.1
                                =======    =======    =======    =======    =======    ======    =======

Ratio of earnings
  to fixed charges                  9.0       49.8       61.7       68.9       71.5       7.6       92.8
                                =======    =======    =======    =======    =======    ======    =======